EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91570, No. 333-61874) and the Registration Statements on Form S-8 (No. 333-100843, No. 333-83506, No. 333-60156, No. 333-49032) of Chordiant Software, Inc. of our report dated January 31, 2003, except for Note 22, which is as of March 27, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 27, 2003